UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): March 7, 2005

Zonagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21198 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area code)

Item 8.01. Other Information

     Zonagen, Inc. announced in a press release on March 7, 2005 that, on February 23, 2005, the United States Patent and Trademark Office (the “USPTO”) issued a second and final rejection of all claims in the reexamination proceedings of U.S. Pat. No. 6,391,920 (the ‘920 patent), which is related to a method of treating testosterone deficiency in men using an anti-estrogen such as clomiphene.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01. Financial Statements and Exhibits

     c. Exhibits

Exhibit
Number	Description
99.1	Press Release dated March 7, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonagen, Inc.
Date: March 8, 2005.	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated March 7, 2005.